EXHIBIT 2.1

                            CERTIFICATE OF CORRECTION
                                     TO THE
                      AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                          FULLNET COMMUNICATIONS, INC.
                           FILED ON FEBRUARY 16, 1999

         The undersigned corporation, an Oklahoma corporation, for the purpose of correcting its Amended Certificate of Incorporation filed on February 16, 1999, pursuant to Section 1007 of the Oklahoma General Corporation Act, hereby certifies:

1. The Amended Certificate of Incorporation filed on February 16, 1999, incorrectly provided that the corporation is authorized to issue one class of shares of capital stock, to be designated as "common stock", the total number of shares which the corporation shall have authority to issue and the par value of each share of common stock, are as follows:

         Total Number            Par Value                Total Authorized
         of Shares               of Each Share            Common Stock

         10,000,000                  $1.00                  $10,000,000


2. The Amended Certificate of Incorporation filed on February 16, 1999, shall be corrected as set forth below.

         The corporation is authorized to issue one class of shares of capital stock, to be designated as "common stock", the total number of shares which the corporation shall have authority to issue and the par value of each share of common stock, are as follows:

         Total Number              Par Value              Total Authorized
         of Shares               of Each Share              Common Stock

         10,000,000               $0.00001                    $100

         IN WITNESS WHEREOF, this Corporation has caused this Certificate of Correction to be signed by its President this 17th day of March, 1999.


                                        FULLNET COMMUNICATIONS, INC.
                                        An Oklahoma corporation


                                        By:/S/ Timothy J. Kilkenny
                                               ------------------------------
                                               Timothy J. Kilkenny, President

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FULLNET COMMUNICATIONS, INC.


         The undersigned corporation, an Oklahoma corporation, for purpose of amending its Certificate of Incorporation pursuant to Section 1077 of the Oklahoma General Corporation Act! hereby certifies:

         1.        Name.

                    A. No change, as filed May 24, 1995, and amended December 1 1995.

                    B.   As amended: N/A

         2.        Registered Office.

                    A.   No change, as filed May 24,1995.

                    B.   As amended: N/A

         3.        Term.

                    A.   No change, as filed May 24,1995.

                    B.   As amended:   N/A

         4.        Purpose.

                    A.   No change, as filed May 24,1995.

                    B.   As amended: N/A

         5.        Capital Stock:

                    A. The corporation is authorized to issue one class of shares of capital stock, designed as "common stock", the total number of authorized shares to be 50,000, each with a par value of $1.00 per share.

                    B. As amended: The corporation is authorized to issue one class of shares of capital stock, to be designated as "common stock", the total number of shares which the corporation shall have authority to issue and the par value of each share of common stock, are as follows:

      Total Number                    Par Value              Total Authorized
       of Shares                    of Each Share             Common Stock

       10 ,000,000                      $1.00                 $10, 000,000

         6. This Amendment to Certificate of Incorporation was duly adopted in accordance with Section 1077 of the Oklahoma General Corporation Act. After being proposed by the directors and adopted by the shareholders in the manner and by the vote prescribed in said Section 1077 of the Oklahoma General Corporation Act.


         IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its President and attested by its Secretary this 11th day of February, 1999.


                                             FULLNET COMMUNICATIONS, INC.
                                             An Oklahoma corporation

ATTEST:



/S/ Laura L. Kilkenny                       By: /S/ Timothy J. Kilkenny
----------------------------                    --------------------------------
Laura L. KiIkenny, Secretary                    Timothy J. Kilkenny, President

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CEN-COM OF OKLAHOMA, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         The  undersigned   corporation   (this   "Corporation"),   an  Oklahoma
corporation, for the purpose of amending its Certificate of Incorporation pursuant to Section 1 077 of the Oklahoma General Corporation Act (the "Act"), hereby certifies:

         1.       Name.

                    A. The name of this Corporation is "CEN-COM of Oklahoma, Inc."

                    B. As amended: The name of this Corporation has been changed to: "Fullnet. Communications, Inc."

         2.       Registered Office.

                    A.   No change, as filed May 24, 1995.

                    B.   As amended: N/A

         3.       Term.

                    A.   No change, as filed May 24, 1995.

                    B.   As amended: N/A.

         4.       Purpose.

                    A.   No change, as filed May 24, 1995.

                    B.   As amended: N/A

         5.       Capital Stock.

                    A.   No change, as filed May 24, 1995.

                    B.   As amended: N/A

         6. This Amendment to Certificate of Incorporation was duly adopted in accordance with Act Section 1077, after being proposed by the directors and adopted by the shareholders in the manner and by the vote prescribed in Act
Section 1077.

         IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its President and attested by its Secretary, this 30th day of November, 1995.


                                           CEN-COM OF OKLAHOMA, INC.,
                                           an Oklahoma corporation

ATTEST:


/S/ Laura L. Kilkenny                 By:  /S/ Timothy J. Kilkenny
----------------------------               ------------------------------
Laura L. KiIkenny, Secretary               Timothy J. Kilkenny, President

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CEN-COM OF OKLAHOMA, INC.


         For the purpose of forming a for-profit stock corporation under and by virtue of the Oklahoma General Corporation Act (the "Act") the following Certificate of Incorporation is hereby adopted.

         FIRST:   Name. The name of the corporation is CEN-COM of Oklahoma, Inc.
(hereinafter the "Corporation").

         SECOND: Purpose. The purpose or purposes for which the corporation is organized is to engage in any lawful act or activity for which corporations may be now or hereafter organized under the Act,

         THIRD:  Capital Stock. This Corporation is authorized to issue only one
(1) class of shares of capital stock, to be designated "Common Stock." The total number of shares of Common Stock which this Corporation shall have authority to issue and the par value of each share of Common Stock are as follows:

          Total Number            Par Value of              Total Authorized
           of Shares               Each Share               Common Stock
             50,000                 $1.00                    $50,000.00

         FOURTH: Initial Directors. The initial Board shall consist of one director and the name and address of the person who shall serve as director until the first annual meeting of stockholders or until his successor can be elected and qualified are:

                   Name                                  Mailing Address

          Timothy J. Kilkenny                            837 SE. Crestland
                                                         Bartlesville, OK 74006

         FIFTH: Registered Office. The name and street address of the registered agent of this Corporation in the State of Oklahoma and the street address of the registered office of this Corporation in the State of Oklahoma, which is the same as the street address of its registered agent, are:

                   Name                                  Mailing Address

          Timothy J. Kilkenny                            837 S.E. Crestland
                                                         Bartlesville, OK 74006

         SIXTH:   Incorporator. The name and mailing address of the incorporator are as follows:

                   Name                                  Mailing Address

          Elaine Arnold                            Lakehoma Professional Center
                                                   106 N. Lakehoma Pkwy.
                                                   Mustang, OK 73064

         SEVENTH: Term. The term of this Corporation shall be perpetual.

         EIGHTH: Bylaws. The Bylaws for the governing of this Corporation may be adopted, amended, altered, repealed or readopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any annual meeting of shareholders.

         NINTH: Amendment. This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section NINTH.

                  IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has hereunto signed this Certificate of incorporation on this 24th day of May, 1995.



                                                  /S/ Elaine Arnold
                                                      -------------
                                                      Elaine Arnold